Exhibit 8.1
LIST OF PRINCIPAL SUBSIDIARIES
The following is a list of ArcelorMittal’s principal operating subsidiaries as of December 31, 2025, each wholly- or majority-owned directly or indirectly through intermediate holding companies

Name of Subsidiary	Abbreviation	Country
North America
ArcelorMittal Calvert LLC	ArcelorMittal Calvert	United States of America
ArcelorMittal Dofasco G.P.	ArcelorMittal Dofasco	Canada
ArcelorMittal Long Products Canada G.P.	ArcelorMittal Long Products Canada	Canada
ArcelorMittal México S.A. de C.V.	ArcelorMittal Mexico	Mexico
ArcelorMittal Texas HBI LLC	ArcelorMittal Texas HBI	United States of America

Brazil and neighboring countries ("Brazil")
Acindar Industria Argentina de Aceros S.A.	Acindar	Argentina
ArcelorMittal Brasil S.A.	ArcelorMittal Brasil	Brazil
ArcelorMittal Pecém S.A.	ArcelorMittal Pecém	Brazil

Europe
ArcelorMittal Belgium N.V.	ArcelorMittal Belgium	Belgium
ArcelorMittal Belval & Differdange S.A.	ArcelorMittal Belval & Differdange	Luxembourg
ArcelorMittal Bremen GmbH	ArcelorMittal Bremen	Germany
ArcelorMittal Duisburg GmbH	ArcelorMittal Duisburg	Germany
ArcelorMittal Eisenhüttenstadt GmbH	ArcelorMittal Eisenhüttenstadt	Germany
ArcelorMittal España S.A.	ArcelorMittal España	Spain
ArcelorMittal Flat Europe S.A.	AMFE	Luxembourg
ArcelorMittal France S.A.S.	ArcelorMittal France	France
ArcelorMittal Hamburg GmbH	ArcelorMittal Hamburg	Germany
ArcelorMittal Méditerranée S.A.S.	ArcelorMittal Méditerranée	France
ArcelorMittal Poland S.A.	ArcelorMittal Poland	Poland

Sustainable Solutions
AM Green Energy Private Limited	ArcelorMittal Green Energy	India
ArcelorMittal International Luxembourg S.A.	ArcelorMittal International Luxembourg	Luxembourg

Mining
ArcelorMittal Liberia Holdings Ltd.[1]	ArcelorMittal Liberia	Liberia
ArcelorMittal Mining Canada G.P. and ArcelorMittal Infrastructure Canada G.P.	ArcelorMittal Mines and Infrastructure Canada ("AMMC")	Canada

Others
ArcelorMittal South Africa Ltd.	ArcelorMittal South Africa	South Africa
PJSC ArcelorMittal Kryvyi Rih	ArcelorMittal Kryvyi Rih	Ukraine
1.ArcelorMittal Liberia Holdings Ltd. with operations in Liberia is incorporated in Cyprus.